UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

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☒ Definitive Information Statement

VIEWBIX INC.

(Name of Registrant as Specified In Its Charter)

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We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

INFORMATION STATEMENT

OF

VIEWBIX INC.

11 Derech Menachem Begin Street,

Ramat Gan, Israel

Tel: +972 9-774-1505

Dear Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of common stock, par value $0.0001 of Viewbix Inc. (the “Common Stock”), a Delaware corporation (the “Corporation”), in connection with actions taken by the holders of a majority of the issued and outstanding Common Stock (the “Majority Consenting Stockholders”), which actions were approved by written consent on February 13, 2022 (the “Stockholder Consent”) to:

Approve an amended and restated Certificate of Incorporation of the Corporation in order to, inter alia, (i) effect a name change from “Viewbix Inc.” to “Gix Media, Inc.”; (ii) effect a reverse stock split; (iii) adopt a staggered board structure; and (iv) restate certain other provisions therein.

The actions to be taken pursuant to the Stockholder Consent shall be taken at such future date as determined by the board of directors of the Corporation (the “Board”), as evidenced by the filing of the certificates of amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of February 13, 2022. The amended and restated certificate was authorized and approved by the Stockholder Consent, a copy of which is attached hereto as Exhibit A.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By Order of the Board of Directors:

Amihay Hadad
Director, Chief Executive Officer and Chief Financial Officer

February 25, 2022

VIEWBIX INC.

11 Derech Menachem Begin Street,

Ramat Gan, Israel

Tel: +972 9-774-1505

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the “SEC”) on February 25, 2022, in connection with the Stockholder Consent, dated February 13, 2022 to approve the amended and restated certificate of incorporation of the Corporation in order to effect, among others, (i) a name change from “Viewbix Inc.” to “Gix Media, Inc.” (the “Name Change”), (ii) a reverse stock split of the Corporation’s Common Stock at a ratio of 1-for-28 (the “Reverse Stock Split”), (iii) a staggered board structure (the “Staggered Board”), and (iv) to restate certain other provisions therein (collectively the “Amended and Restated Certificate”).

A copy of the form of Stockholder Consent regarding the Amended and Restated Certificate is attached as Exhibit A to this Information Statement, and a copy of the Amended and Restated Certificate is attached as Exhibit B.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing or furnishing of the Definitive Information Statement to our Stockholders.

The Amended and Restated Certificate will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing of the Amended and Restated Certificate with the Secretary of the State of Delaware (the “Effective Date”), which the Corporation will synchronize with the closing date of the Merger (as defined herein). New Common Stock certificates reflecting the Name Change and the Reverse Stock Split will not be issued on the Effective Date. The Corporation’s Common Stock is subject to quotation on the OTCQB Market under the symbol “VBIX.” On the Effective Date, FINRA will change our symbol to reflect the Name Change.

As of February 13, 2022 (the “Record Date”), there were 34,753,669 shares of our Common Stock issued and outstanding and there were no shares of preferred stock outstanding.

As of the Record Date, the Majority Stockholders held 24,819,779 shares of Common Stock, and therefore having 71.41% of all outstanding Common Stock. Therefore, no other stockholder consents will be obtained in connection with this Information Statement. The table below sets forth the ownership interests of the Majority Consenting Stockholders:

Name of Majority Stockholder	Number of Shares of Common Stock that Voted in Favor of the Resolutions	Percentage of Common Stock that Voted in Favor of the Resolutions(1)
Gix Internet Ltd.	20,281,085	58.35%
L.I.A. Pure Capital Ltd.	1,831,427	5.26%
Amir Uziel Economic Consultant Ltd.	1,523,267	4.38%
Capitalink Ltd.	1,184,000	3.40%
Total	24,819,779	71.14%

(1) Applicable percentage ownership is based on 34,753,669 shares of Common Stock outstanding as of the Record Date.

The Corporation will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing, if applicable, this Information Statement and any documents that now accompany or may in the future supplement it. The Corporation contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and the Corporation will reimburse them for their reasonable expenses incurred in this process.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On February 13, 2022, the Majority Consenting Stockholders approved the Stockholder Consent, approving the Amended and Restated Certificate to effect, among others, (i) the Name Change, (ii) the Reverse Stock Split, (iii) the Staggered Board, and (iv) restate certain other provisions therein.

Background and Reasons for the Amended and Restated Certificate of Incorporation

On December 5, 2021, the Corporation entered into a certain Agreement and Plan of Merger (the “Merger Agreement”) with Gix Media Ltd., an Israeli company and a leader in MarTech (Marketing Technology) solutions, mainly in search and content monetization (“Gix Media”) and Vmedia Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of the Corporation (“Merger Sub”), pursuant to which, following the Merger (as defined herein), and upon satisfaction of additional closing conditions, Merger Sub will merge with and into Gix Media, with Gix Media being the surviving entity and wholly-owned subsidiary of the Corporation (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Date as defined in the Merger Agreement, all outstanding ordinary shares of Gix Media, having no par value (the “Gix Media Shares”) will be converted into shares of Common Stock, such that immediately following the Merger, holders of Gix Media Shares will hold 90% of the Corporation’s capital stock on a fully diluted basis.

As a result of the foregoing, and in order to facilitate the Corporation’s obligations under the Merger Agreement, on January 3, 2022, the Corporation’s Board approved and recommended that the required majority of the Stockholders approve the Amended and Restated Certificate, substantially in accordance with the version attached herein as Exhibit B.

The foregoing description of the Amended and Restated Certificate is not intended to be complete and qualified in its entirety by reference thereto, which is attached herein as Exhibit B.

Effective Date

The Corporation will need to file the Amended and Restated Certificate to the certificate of incorporation with the Delaware Secretary of State in order for the Amended and Restated Certificate to become effective. Under federal securities rules and regulations, the Corporation may not file the Amended and Restated Certificate until at least 20 calendar days after the mailing or furnishing of this Information Statement to the Stockholders. The effectuation of the Name Change, Reverse Stock Split and the Staggered Board are conditioned upon the completion of the closing conditions under the Merger Agreement. Therefore, the Amended and Restated Certificate shall be filed with the Delaware Secretary of State as soon as practicable once the closing conditions under the Merger Agreement are met, following such 20 calendar day period and following the receipt of the required regulatory approvals from FINRA.

Reverse Stock Split

Pursuant to the Reverse Stock Split, and as determined by the Board in accordance with the authority delegated to it by the Stockholders, each twenty eight (28) outstanding shares of Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Reverse Stock Split is needed in order to allow the Corporation to pursue a listing of the Common Stock on The Nasdaq Capital Market. The Corporation believes that an uplisting of the Common Stock to The Nasdaq Capital Market will make the Common Stock more attractive to a broader range of investors than its current listing on the OTCQB Market. We believe that the Reverse Stock Split is the Corporation’s best option to meet one of the sets of criteria to obtain an initial listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, an initial bid price of least $4.00 per share or a closing price of $3.00 per share (or, if certain other conditions are met, which may not apply to us, a closing price of $2.00 per share), depending on the other quantitative listing standards that are met in connection with the initial listing. Following an initial listing, The Nasdaq Capital Market requires that a listed company maintain a bid price of at least $1.00 per share. On February 11, 2022, the last reported sale price of the Common Stock on the OTCQB Market was $0.0857 per share. A decrease in the number of outstanding shares of the Common Stock resulting from the Reverse Stock Split should, absent other factors, increase the per share market price of the Common Stock, although the Corporation cannot provide any assurance that the minimum bid price of the Common Stock would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split and until such time that the Corporation submits its initial listing application to The Nasdaq Capital Market.

Effect of the Reverse Stock Split

The principal effect of the Reverse Stock Split will be a decrease in the number of shares of Common Stock issued and outstanding from 34,753,669 shares of Common Stock as of February 13, 2022, to approximately 1,241,202 shares of Common Stock upon the consummation of the Reverse Stock Split. The Reverse Stock Split will affect all Stockholders of the Corporation uniformly and will not affect any Stockholders’ percentage ownership interest in the Corporation or proportionate voting power, except to the extent that the Reverse Stock Split results in any Stockholder holding a fractional share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split, rather, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Corporation. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. The Corporation will continue to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks Associated with Reverse Stock Split

Stockholders should recognize that each such Stockholder will own a lesser number of Common Stock than such Stockholder presently owns. While the Corporation hopes that the Reverse Stock Split will result in an increase in the potential stock price of the Common Stock, the Corporation cannot assure each Stockholder that the Reverse Stock Split will increase the potential stock price of the Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Corporation’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of the Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, the Corporation cannot assure each Stockholder that the Reverse Stock Split will achieve the desired results that have been outlined above.

Fairness of the Process

The Board of the Corporation did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the terms of the Reverse Stock Split.

Street Name Holders of Common Stock

The Corporation intends for the Reverse Stock Split to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures. Accordingly, Stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by the Stockholders. The Corporation’s transfer agent will adjust the record books of the Corporation to reflect the Reverse Stock Split as of the Effective Date. New certificates will not be mailed to the Stockholders.

Staggered Board

Reasons for the Staggered Board

The Board believes that a classified board of directors serves the best interests of the Corporation and its Stockholders by promoting the continuity and stability of the Corporation and its business. By implementing a staggered election of directors, the Corporation can ensure that, at any given time, at least a majority of the directors will have had prior experience on the Board. The Board also believes that classification may enhance the Corporation’s ability to attract and retain well-qualified individuals who are able to commit the necessary time and resources to understand the Corporation, its business affairs and operations. The continuity and quality of leadership that results from a Staggered Board should, in the opinion of the Board, promote the long-term value of the Corporation. Staggered terms for directors may also moderate the pace of change in the Board by extending the time required to elect a majority of directors from one to two annual meetings of Stockholders. This delay is designed to reduce the vulnerability of the Corporation to unsolicited takeover attempts and attempts to compel the Corporation’s restructuring or otherwise force it into an extraordinary transaction. The Board believes that this delay also serves the best interests of the Corporation and its Stockholders by encouraging potential acquirors to negotiate with the Board rather than act unilaterally. The Board believes that under most circumstances it will be able to obtain the best terms for the Corporation and the Stockholders if it is in a position to negotiate effectively on their behalf.

The implementation of a Staggered Board is not in response to any specific effort of which the Corporation is aware to accumulate the Corporation’s stock or to obtain control of the Corporation through a proxy solicitation in opposition to management.

Although the creation of a Staggered Board of directors is designed as a protective measure for the Corporation’s Stockholders, the creation of a classified board of directors may have the effect of preventing Stockholders from realizing an opportunity to sell their shares of capital stock at higher than market prices by deterring unsolicited tender offers or other efforts to obtain control of the Corporation. By classifying the Board, the Staggered Board may extend the time required to effect an unsolicited change in control of the Board, which may discourage unsolicited takeover bids for the Corporation. Upon effectiveness of the Staggered Board, it will take at least two annual meetings for a simple majority of outstanding shares to effect a change in control of the Board because only a minority of the directors will be elected at each meeting. Without the ability to obtain control of the Board quickly, an unsolicited takeover bidder may be incapable of taking action necessary to remove other impediments to its acquisition of the Corporation, even if that takeover bidder were to acquire a majority of our outstanding shares of Common Stock. This situation may discourage unsolicited tender offers, perhaps including some tender offers that Stockholders would conclude to be in their best interests if made.

Description of the Staggered Board

Pursuant to Section 141(d) of the Delaware General Corporation Law, stockholders may, by amendment to the Certificate of Incorporation or by a Bylaw adopted by a vote of the stockholders, divide the directors of any Delaware corporation, including the Corporation, into one, two or three classes.

The Board has approved and the Majority Consenting Stockholders have approved the Staggered Board, as reflected in the Amended and Restated Certificate, which establishes a classified board of directors. Each class will consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board, and the classes will serve staggered, three year terms. The Class I directors will serve until the first annual stockholders meeting subsequent to the effectiveness of the Amended and Restated Certificate. The Class II directors will serve until the second annual stockholders meeting subsequent to the effectiveness of the Amended and Restated Certificate. The Class III directors will serve until the third annual stockholders meeting subsequent to the effectiveness of the Amended and Restated Certificate.

If the number of directors is changed, any increase or decrease shall be so apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term coinciding with the remaining term of that class, but in no case will a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

The Board is authorized to assign directors in office at the time the Board classification first takes effect to each class. The Amended and Restated Certificate will enter into effect subject to the closing of the Merger Agreement, and, hence, only at such time will the Board assign directors in office as of such date.

The foregoing description of the Staggered Board is qualified in its entirety by reference thereto, which is attached as Exhibit B to this Information Statement.

Staggered Board Effective Date

The Corporation will need to file the Amended and Restated Certificate with the Delaware Secretary of State in order for the Staggered Board to become effective. Under federal securities rules and regulations, the Corporation may not file the Amended and Restated Certificate until at least 20 calendar days after the mailing or furnishing of this Information Statement to the Stockholders. The effectuation of the Staggered Board is conditioned upon the completion of the closing conditions under the Merger Agreement. Therefore, the Amended and Restated Certificate shall be filed with the Delaware Secretary of State as soon as practicable once the closing conditions under the Merger Agreement are met, which shall be following the required 20 calendar day waiting period and following the receipt of the required regulatory approvals from FINRA with respect to the Name Change and Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Corporation as of the Record Date that are beneficially owned by (i) each person or entity known to our Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Corporation; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Principal Stockholders
Gix Internet Ltd. (1)	20,281,085	65.58%
L.I.A. Pure Capital Ltd. (2)	1,831,427	5.26%

Executive Officers and Directors
Amihay Hadad Director, Chief Executive Officer and Chief Financial Officer	-	-%
Alon Dayan Director	50,000	* %
Officers and Directors as a Group (2 persons)

* Less than 1%.

(1)	Includes (i) 20,281,085 of shares of Common Stock, (ii) warrants to purchase up to 3,649,318 shares of restricted Common Stock with an exercise price of $0.48 per share, and (iii) warrants to purchase up to 3,649,318 shares of restricted Common Stock with an exercise price of $0.80 per share, which are currently exercisable or will become exercisable within 60 days of December 31, 2021.

(2)	The number of shares shown as beneficially owned by this stockholder is based on its Amendment No. 1 to its Schedule 13G filed with the SEC on February 14, 2022.

ADDITIONAL INFORMATION

The Corporation is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to the Corporation at Viewbix Inc., 11 Derech Menachem Begin Street, Ramat Gan, Israel, 5268104.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Corporation only for informational purposes in connection with the Stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By order of the Board of Directors of

VIEWBIX INC.

11 Derech Menachem Begin Street,

Ramat Gan, Israel

Tel: +972 9-774-1505

February 25, 2022

By:	/s/ Amihay Hadad
Amihay Hadad
Director, Chief Executive Officer and Chief Financial Officer

Exhibit A

Consent Of The Majority

Stockholders Of

Viewbix Inc.

February 13, 2022

The undersigned, being the required majority of the stockholders (the “Majority Stockholders”) of Viewbix Inc., (the “Company”), and acting in accordance with Section 228 of the General Corporation Law of the State of Delaware, as amended (the “Law”) do hereby consent in writing to the adoption of the following resolutions, which resolutions will have the same force and effect as if duly adopted at a meeting of the Company’s stockholders duly called and held.

1.	Amended and Restated Certificate of Incorporation

WHEREAS, on December 5, 2021, the Company entered into the Agreement and Plan of Merger, with Gix Media Ltd., an Israeli company and Vmedia Merger Sub Ltd., an Israeli company and wholly owned subsidiary of the Company (the “Merger Agreement”);

WHEREAS, on January 3, 2021, the Board deemed it advisable and in the best interests of the stockholders of the Company to approve and recommend that the stockholders of the Company approve an amended and restated certificate of incorporation to reflect certain changes in connection with the closing of the Merger Agreement, inter alia:

(i)	changing the Company’s name from “Viewbix Inc.” to “Gix Media, Inc.” (the “Name Change”);

(ii)	effecting a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), at a ratio as shall be determined by the Board prior to the effectiveness of the foregoing reverse stock split (the “Reverse Stock Split”); and

(iii)	adopting a staggered board structure, pursuant to which the Board shall be classified into three classes where each class shall serve for a term of three years and at each annual general meeting of the stockholders a different class shall stand for re-election (the “Staggered Board” and together with the Name Change and Reverse Stock Split, the “Primary Amendments”).

WHEREAS, simultaneous with and contingent upon the closing of the Merger Agreement, the undersigned stockholder of the Company deems it advisable and in the best interests of the Company and its stockholders to amend and restate its Certificate of Incorporation, substantially in the form attached hereto as Exhibit A, (the “Amended and Restated Certificate”) in order to, among other things, effectuate the Primary Amendments.

RESOLVED, to approve, that the currently effective Certificate of Incorporation be replaced in its entirety and in its place to adopt the Amended and Restated Certificate, substantially in the form attached hereto as Exhibit A, upon and subject to the closing of the Merger Agreement;

RESOLVED, that the Board, without requiring additional approval from the stockholders of the Company, is authorized to determine the final ratio of the Reverse Stock Split, and that each and any of the officers and directors of the Company are hereby authorized and directed to take all steps necessary to file the Amended and Restated Certificate with the Delaware Secretary of State, and any required regulatory filings with the Securities and Exchange Commission (SEC) or the Financial Industry Regulatory Authority (FINRA) in order to effect, inter alia, the Reverse Stock Split and Name Change.

2.	General Authority

RESOLVED, that any officer and director of the Company (each an “Authorized Person”) be, and each of them acting alone hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to execute and deliver or cause to be executed and delivered all such other documents, certificates, instruments and agreements, and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses as such Authorized Person shall in its judgment determine to be necessary, appropriate, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions, and the execution by such Authorized Person of any such document, the making of any such filings, or the payment of any such expenses or the doing by such Authorized Person of any act in connection with the foregoing matters shall conclusively establish his authority therefor and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken;

Resolved, that all actions previously taken by any Authorized Person in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, adopted, ratified, confirmed and approved in all respect; and

Resolved, that this consent of the Majority Stockholders shall take effect immediately as of the date first above written and shall be filed in the record book of the Company with the minutes of the meetings of the stockholders of the Company.

[Signature pages to follow]

IN WITNESS HEREOF, the undersigned stockholders have executed this Written Consent, which may be executed in one or more counterparts, as of the last date written below and direct that this Written Consent be filed with the minutes of the proceedings of the Company’s Stockholders.

Stockholder Name:

By:
Name:
Title:
Date:

[Viewbix Inc. / Stockholders’ Resolution / February 13, 2022]

Exhibit B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GIX MEDIA, INC.

Gix Media, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	Effective upon the filing of this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, the name of the Corporation is hereby changed from “Viewbix Inc.” to “Gix Media, Inc.”. The Corporation was originally incorporated under the name Zaxis International, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Ohio in 1989.

2.	This Restated Certificate, which amends, restates and further integrates the certificate of incorporation of the Corporation as heretofore in effect, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3.	The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Gix Media, Inc. has caused this Restated Certificate to be signed by a duly authorized office of the Corporation, on ____________, 2022.

Gix Media, Inc., a Delaware corporation

By:
Name:
Title:

[Signature Page to Gix Media, Inc. Certificate of Incorporation]

EXHIBIT A

ARTICLE I

Without any other action on the part of the Corporation or any other person, effective upon the filing of this Restated Certificate with the Secretary of State of the State of Delaware (the “Effective Time”), the name of the corporation is hereby changed from “Viewbix Inc.” to “Gix Media, Inc.” (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 16192 Coastal Highway, in the City of Lewes, County of Sussex, Zip Code 19958. The name of its registered agent at such address is Harvard Business Services, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 500,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 490,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, having a par value of $0.0001 per share.

Without any other action on the part of the Corporation or any other person, effective upon Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified such that each twenty-eight (28) shares of Common Stock shall become one share of Common Stock (such reduction and resulting combination of shares is designated as the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share and the authorized share capital shall remain as set forth above in this Article IV. Each holder of Pre-Split Common Stock shall be entitled to receive a number of shares equal to the number of shares represented by such certificate or certificates of such holder’s Pre-Split Common Stock divided by twenty-eight (28) and then rounded up to the nearest whole number. No fractional shares will be issued in connection with our following the Reverse Stock Split.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE V

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1.	General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.	Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.	Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4.	Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the consummation of that Agreement and Plan of Merger, dated December 5, 2021 (the “Effective Time”); the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Effective Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Effective Time. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Effective Time, subject to any special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

B. Except as otherwise expressly provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

D. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

A. Unless otherwise prohibited under exchange rules, and for so long as the Corporation’s Common Stock is not approved for listing on the Nasdaq Stock Market LLC, any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent in lieu of a meeting signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

A. Notwithstanding anything contained in this Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article V, Article VI, Article VII, Article VIII, Article IX, Article X, and this Article XI.

B. If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Restated Certificate (including, without limitation, each such portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.